Exhibit 24(b)(11)

                                   EXHIBIT 11




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 9 to the registration statement on Form N-1A (the "Registration Statement:) of our report dated January 24,1 997, relating to the financial statements and financial highlights of Limited Term New York Municipal Fund which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in such Prospectus.



/s/ Price Waterhouse LLP
------------------------
PRICE WATERHOUSE LLP

Rochester, New York
February 26, 1997